Exhibit 99.1

Signature Pages

SRB MANAGEMENT, L.P.

	By:	BC Advisors, LLC, its general partner

Date: 12/28/2009		By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BD MEDIA INVESTORS LP

	By:	SRB Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 12/28/2009			By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

SRB GREENWAY OPPORTUNITY FUND, (QP), L.P.

	By:	SRB Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 12/28/2009			By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

SRB GREENWAY OPPORTUNITY FUND, L.P.

	By:	SRB Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 12/28/2009			By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BC ADVISORS, LLC

Date: 12/28/2009	By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

STEVEN R. BECKER

Date: 12/28/2009	/s/ Steven R. Becker

MATTHEW A. DRAPKIN

Date: 12/28/2009	/s/ Matthew A. Drapkin